Exhibit 10.15

First Amendment, dated as of February 10, 2005, to

LIMITED LIABILITY COMPANY AGREEMENT
OF
THL - NORTEK INVESTORS, LLC
A Delaware Limited Liability Company

This First Amendment, dated as of February 10, 2005 (the “First Amendment”), amends that certain Limited Liability Company Agreement of THL-Nortek Investors, LLC (the “Company”) dated and effective as of August 27, 2004 (the “Original Agreement”), by and among Thomas H. Lee Equity Fund V, L.P. and the other THL Holders (as defined in the Original Agreement) and the other members of the Company. Capitalized terms used and not otherwise defined in this Amendment are used herein as defined in the Original Agreement. As used herein, the term “this Agreement” means the Original Agreement, as amended by this First Amendment.

Whereas, certain Members entered into the Original Agreement in August 2004 (and certain other Members became Members in September 2004 in accordance with the terms of the Original Agreement);

Whereas, as of August 27, 2004, Holdings became a wholly-owned subsidiary of the Company and Nortek became a wholly-owned subsidiary of Holdings;

Whereas, the Company, Holdings and the Members now want to effect a recapitalization transaction pursuant to which: (i) the Company will transfer to NTK Holdings, Inc., a new Delaware corporation (“NTK Holdings”), all of the outstanding shares of Holdings in exchange for the issuance to the Company of shares of the common stock of NTK Holdings, as a result of which exchange NTK Holdings will become a wholly-owned subsidiary of the Company and Holdings will become a wholly-owned subsidiary of NTK Holdings, and (ii) NTK Holdings will issue and sell certain discount notes, it being contemplated that a portion of the proceeds from such issuance will be used to pay a dividend to the Company which, in turn, will make a distribution to its members in accordance with the terms of the Original Agreement; and

Whereas, the members of the Management Committee unanimously believe it to be in the best interests of the Company that they enter into and adopt this Amendment so that the terms of the Original Agreement will continue (adjusted appropriately to reflect the interposition of NTK Holdings as a new intermediate holding company);

Whereas, the Company, Holdings, NTK Holdings and the Members agree it is not currently necessary for the Company to maintain audited financial statements in addition to the audited financial statements of its operating subsidiaries;

Now, Therefore, the members of the Management Committee adopt the following Amendment to the Original Agreement:

1.  Changes to Section 1.1.

(a)  Section 1.1 of the Original Agreement is amended as follows:

(i)  The definition of “Exit Event” is amended by:

(A)	deleting the phrase “the investment of the Company in Holdings” in clause (i) and substituting therefor the phrase “the investment of the Company in NTK Holdings” and

(B)	deleting the phrase “the investment of the Company in Holdings” in clause (ii)(A) and substituting therefor the phrase “the investment of the Company in NTK Holdings”.

(ii)  The definition of “Holdings” is hereby amended and restated in its entirety as follows: “‘Holdings’ means Nortek Holdings, Inc., formerly known as THL Buildco Holdings, Inc., a Delaware corporation.”

(iii)  The definition of “Vested Class C-1 Units” is hereby amended by deleting the phrase “the employment or engagement of a holder of Class C-1 Units with Holdings and its subsidiaries terminates” and replacing it with the phrase “the employment or engagement of a holder of Class C-1 Units with NTK Holdings and its subsidiaries terminates”.

(iv)  The definition of “Vested Class C-2 Units” is hereby amended by deleting the phrase “the employment or engagement of a holder of Class C-2 Units with Holdings and its subsidiaries terminates” and replacing it with the phrase “the employment or engagement of a holder of Class C-2 Units with NTK Holdings or its subsidiaries terminates”.

(b)  Section 1.1 of the Original Agreement is further amended by adding (in appropriate alphabetical order) the following additional definitions:

(i)  “‘First Amendment’ means the first amendment, dated February 10, 2005, to this Agreement”.

(ii)  “‘NTK Holdings’” means NTK Holdings, Inc., a Delaware corporation.”

2.  Change to Section 3.2(b).

(a)  Paragraph (b) of Section 3.2 of the Original Agreement is hereby amended by deleting the phrase “those Representatives who are employees of Holdings or Nortek” and substituting therefor the phrase “those Representatives who are employees of NTK Holdings, Holdings or Nortek”.

3.  Change to Section 3.7(c).

(a)  Paragraph (c) of Section 3.7 of the Original Agreement is hereby amended by deleting the phrase “those Officers who are employees of Holdings or Nortek, Inc.” and substituting therefor the phrase “those Officers who are employees of NTK Holdings, Holdings or Nortek.”

4.  Change to Section 3.9.

(a)  Section 3.9 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“SECTION 3.9 Securities in NTK Holdings. The Company shall vote all of the securities it holds in NTK Holdings as directed by the Management Committee.”

5.  Change to Section 6.1.

(a) Section 6.1 of the Original Agreement is hereby amended by deleting the phrase “Books of Account. Appropriate books of account shall be kept by the Management Committee, in accordance with generally accepted accounting principles, at the principal place of business of the Company, and each member” and substituting therefore the phrase “Access. Each Member”.

6.  Change to Section 6.2.

(a) Paragraph (a) of Section 6.2 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“(a) Tax Reporting. The Company shall supply to the Unitholders all information reasonably necessary to enable each Unitholder to prepare its federal, state, and local income tax returns, which information shall include a Schedule K-1.”

7.  Additional Provisions.

(a)  Effectiveness. This Amendment will take effect from and as of the time of the exchange of shares described in the recitals of this First Amendment. The undersigned acknowledge, agree and confirm that their execution of this Amendment is sufficient to cause this Amendment to take effect and to be binding upon the Members, and constitutes all consents and approvals required under Section 7.5 of the Original Agreement.

(b)  Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the law of the State of Delaware applicable to agreements signed and to be performed in that state, without giving effect to any choice of law principles thereof that would cause application of the laws of another jurisdiction.

(c)  Jurisdiction. The provisions of Section 7.10 of the Original Agreement are incorporated into this Amendment by reference and apply to this Amendment to the same extent as they would if set forth in full herein.

(d)  Headings; Execution in Counterparts. The headings and captions contained herein are for convenience and shall not control or affect the meaning or construction of any provision hereof. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the members of the Management Committee of THL-NORTEK INVESTORS, LLC and the Management Holder holding a majority of the Units held by Management Holders hereby adopt this Amendment to the Limited Liability Company Agreement of the Company as of the date first above written.

/s/ Richard L. Bready
Richard L. Bready

/s/ David B. Hiley
David B. Hiley

/s/ Joseph M. Cianciolo
Joseph M. Cianciolo

/s/ Anthony J. DiNovi
Anthony J. DiNovi

Kent R. Weldon
Kent R. Weldon

David V. Harkins
David V. Harkins

Management Holder

/s/ Richard L. Bready
Richard Bready, individually